SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
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March 9, 2006

Date of Report (Date of earliest event reported)

U.S. Energy Systems, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation)	0-10238 (Commission File Number)	52-1216347 (I.R.S. Employer Identification No.)

545 Madison Avenue
New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 588-8901

One North Lexington Avenue, White Plains, New York 10601
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

The information set forth in item 8.01 is hereby incorporated to the extent necessary to respond to the requirements of Item 1.01.

Section 2 - Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in item 8.01 is hereby incorporated by reference to the extent necessary to respond to the requirements of Item 2.03.

Section 8 - Other Events

Item 8.01 Other Events

On or about March 15, 2006, we filed a Current Report on Form 8-K (the “Original 8-K”) disclosing a transaction pursuant to which we would indirectly acquire interests in certain energy assets in the United Kingdom. As such time, we indicated that the contemplated transactions would be completed by April 30, 2006. We currently contemplate that the transactions will be completed in mid to late June 2006, though no assurance can be given in such regard.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a) Financial statements of businesses acquired.

Notwithstanding the disclosure contained in the Original 8-K, the financial statements of the businesses acquired called for by this item will, if required to be filed and available, be filed by amendment to this report within the period prescribed by the applicable rules.

(b) Pro forma financial information.

Notwithstanding the disclosure contained in the Original 8-K, the pro forma financial information of the businesses called for by this item will, if required to be filed and available, be filed by amendment to this report within the period prescribed by the applicable rules.

(c) Exhibits

The information set forth in Exhibit 99.1 is furnished and shall not be treated as filed for purposes of the Securities Exchange Act of 1934, as amended.

Exhibit No.	Description of Exhibit
99.1	Press release dated March 9, 2006, entitled “US Energy Announces Agreement to Acquire 62.4 Billion Cubic Feet of Onshore Gas in the United Kingdom.” (Filed with the Original 8-K on March 15, 2006)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. ENERGY SYSTEMS, INC.

Date: May 26, 2006	By:	/s/ Asher Fogel

Title Chief Executive Officer